UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
CURRENT REPORT
______________________________
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2023
CATALENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road
Somerset,	New Jersey	08873
(Address of registrant's principal executive office)		(Zip code)
(732) 537-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On February 7, 2023, Catalent, Inc. (the "Company") issued an earnings release setting forth the Company's financial results for its second quarter ended December 31, 2022. The earnings release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03    Amendments to Articles of Incorporation or Bylaws

On February 2, 2023, the Company’s Board of Directors (the "Board") approved amendments to the Company’s Bylaws (the "Bylaws"), which became effective the same day. Among other things, the amendments:

•update the advance notice provisions that apply where a shareholder intends to propose a director nomination or other business at a shareholder meeting, including to address newly adopted Rule 14a-19 of the Exchange Act (“Rule 14a-19”), by requiring:

◦any shareholder submitting a nomination notice to make a representation as to whether such shareholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 and to provide reasonable evidence that certain requirements of such rule have been satisfied;

◦the nomination of each proposed director nominee other than the Company’s nominees be disregarded (notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded)) if, after a shareholder provides notice pursuant to Rule 14a-19, such shareholder subsequently fails to comply with the requirements of Rule 14a-19 or fails to timely provide reasonable evidence that certain requirements of such rule have been satisfied;

◦that the number of nominees a shareholder may nominate for election at a shareholder meeting may not exceed the number of directors to be elected at such meeting;

◦additional background information and disclosures regarding proposing shareholders, proposed nominees and other persons related to a shareholders’ solicitation of proxies; and

◦that whenever a document or information must be delivered to the Company under the advance notice provisions or the proxy access provisions such document or information must be in writing exclusively and must be delivered exclusively by hand, by any nationally recognized overnight courier service, or by certified or registered mail, return receipt requested.

•require that any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Company’s Board;

•eliminate the requirement that the Company make the stockholder list available during a meeting of stockholders, consistent with recent amendments to the General Corporation Law of the State of Delaware; and

•make certain other technical, modernizing and clarifying changes.

A copy of the Bylaws, as amended, is attached as Exhibit 3.2 hereto and is incorporated herein by reference. The foregoing summary of the material changes to the Bylaws is qualified in its entirety by reference to the text of the exhibit.

Item 9.01     Financial Statements and Exhibits.
d.    Exhibits. The following exhibits are filed (or, in the case of Exhibit 99.1, furnished) as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.2	Bylaws of Catalent, Inc., effective February 2, 2023
99.1	Earnings release, February 7, 2023, issued by Catalent, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Executive Vice President, Chief Administrative Officer

Date: February 7, 2023
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